Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS
CHICAGO, January 19, 2017 - GATX Corporation (NYSE:GATX) today reported 2016 fourth quarter net income of $30.9 million or $0.77 per diluted share, compared to net income of $58.2 million or $1.37 per diluted share in the fourth quarter of 2015. The fourth-quarter 2016 and fourth-quarter 2015 results include net negative impacts from Tax Adjustments and Other Items of $0.37 per diluted share and $0.07 per diluted share, respectively.
Net income for the full-year 2016 was $257.1 million or $6.29 per diluted share, compared to $205.3 million or $4.69 per diluted share in the prior year. The 2016 full-year results include a net benefit from Tax Adjustments and Other Items of $0.52 per diluted share, and the 2015 full-year results include a net negative impact from Tax Adjustments and Other Items of $0.68 per diluted share.
Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX stated, “GATX achieved record earnings per share again in 2016 despite the rail industry experiencing a second year of reduced carloadings and a large oversupply of railcars. Our well-diversified fleet, quality customer base, and outstanding service helped Rail North America maintain high utilization of 98.9% at year end. We continued to optimize our fleet by selling railcars into a robust secondary market, with Rail North America remarketing income eclipsing $46 million in 2016. We also continued to improve the efficiency of our maintenance network, in part by successfully executing our strategy of servicing more of our railcars within our owned network.
“Lease rates experienced significant pressure during the year. The fourth quarter renewal lease rate change of GATX’s Lease Price Index decreased by 36.2%. In response to the lower lease rate environment, we successfully shortened the term of lease renewals, achieving an average renewal term of 29 months in the fourth quarter of 2016.
“Within Rail International, GATX Rail Europe continued to produce solid operating results and stable utilization of 95.6% at year end. In 2016, American Steamship Company transported less tonnage than in 2015, as difficult conditions for our Great Lakes’ customers continued. In Portfolio Management, the Rolls-Royce Partners Finance affiliates produced another year of outstanding financial results.
Mr. Kenney added, “Many of the market challenges we faced in 2016 continue as we move into 2017. As a result, we currently expect 2017 earnings to be in the range of $4.40 - $4.60 per diluted share. Our guidance represents a level of performance that is considerably higher than in prior downturns. This illustrates our success over the last several years of stretching lease terms to lock in attractive lease rates; optimizing the fleet through secondary market acquisitions and divestitures; improving the efficiency of our maintenance network; and, ultimately, focusing our business on our core strengths.
“In the fourth quarter of 2016, there were some improved metrics in the North American rail industry as well as some new pockets of opportunity with certain customers. Absent these positive signs becoming a trend, the downturn in the North American rail industry may be more prolonged than in prior cycles. However, regardless of economic and industry fundamentals, we believe that GATX is well positioned to outperform our competitors, pursue growth opportunities, and provide excellent service to our customers across the globe.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $48.5 million in the fourth quarter of 2016, compared to $98.8 million in the fourth quarter of 2015. Full-year 2016, Rail North America reported segment profit of $321.9 million, compared to $379.5 million in the same period of 2015.
The decrease in quarterly segment profit was partially attributable to lower revenues resulting from fewer cars on lease. Additionally, in the fourth quarter of 2016, Rail North America reported a non-cash asset impairment loss of $29.8 million related to certain older cars in flammable service that have been permanently and negatively impacted by regulatory changes. Following an assessment of the market’s response to the regulatory changes, GATX has determined that it will likely retire the subject cars earlier than originally anticipated. This impairment is included in Tax Adjustments and Other Items in the attached Supplemental Information.
The decline in full-year 2016 segment profit was the result of higher operating expenses, higher ownership costs, lower disposition gains on owned assets, and the aforementioned non-cash asset impairment loss. This was partially offset by higher revenues due to new railcar additions.
At December 31, 2016, Rail North America’s wholly owned fleet was approximately 122,000 cars, including more than 17,700 boxcars. The following fleet statistics exclude the boxcar fleet.
Fleet utilization was 98.9% at the end of the fourth quarter, compared to 99.0% at the end of the prior quarter and 99.1% at 2015 year end. During the fourth quarter, the GATX Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of Rail North America's fleet, showed a negative 36.2% renewal rate change. This compares to negative 21.4% in the prior quarter and positive 20.5% in the fourth quarter of 2015. The average lease renewal term for all cars included in the LPI during the fourth quarter was 29 months, compared to 29 months in the prior quarter and 43 months in the fourth quarter of 2015. The fourth-quarter renewal success rate was 64.7%, compared to 74.1% at the end of the prior quarter and 81.8% at 2015 year end. For full-year 2016, the LPI was negative 20.3% and the average renewal term was 32 months, compared to positive 32.2% and 54 months in 2015. Asset remarketing income for the year was $46.3 million and total investment volume was $495.6 million.
Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International's segment profit was $14.1 million in the fourth quarter of 2016, compared to $13.7 million in the fourth quarter of 2015. Rail International reported full-year segment profit of $63.0 million in 2016, compared to $70.1 million in 2015. While more railcars were on lease at GATX Rail Europe (“GRE”), higher maintenance, predominantly driven by higher wheelset costs, and lower gains on asset dispositions negatively affected full-year segment profit.
At the end of 2016, GRE's fleet consisted of approximately 23,100 cars and utilization was 95.6%, compared to 95.0% at the end of the third quarter and 95.8% at 2015 year end.
Additional fleet statistics for GATX Rail Europe are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (“ASC”) reported a segment loss of $2.8 million in the fourth quarter of 2016 compared to segment profit of $1.7 million in the fourth quarter of 2015. Segment profit for full-year 2016 was $10.1 million, compared to $15.1 million in 2015. In the fourth quarter of 2016, ASC reported $5.0 million of expense related to an increased accrual for pending litigation and costs associated with the scheduled return of a leased vessel in 2017.
ASC operated 11 vessels during the year and carried approximately 25.4 million net tons of cargo, compared to 13 vessels which carried 26.5 million net tons in 2015. The decrease in tonnage and segment profit was driven by reduced coal and limestone demand.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $17.7 million in the fourth quarter of 2016 compared to $40.9 million in the fourth quarter of 2015. The decline in fourth-quarter 2016 segment profit was the result of lower gains on asset dispositions and lower income from Rolls-Royce Partners Finance (“RRPF”) affiliates due to timing of engine dispositions.
For full-year 2016, Portfolio Management reported segment profit of $136.9 million compared to $49.8 million in 2015. The increase was predominantly driven by residual sharing fees and a residual sharing settlement fee. The settlement fee is included in Tax Adjustments and Other Items in the attached Supplemental Information.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 118 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2016 fourth-quarter and full-year results. Call details are as follows:
Thursday, January 19th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-417-8525
International Dial-In: 1-719-457-2628
Replay: 1-888-203-1112 or 1-719-457-0820/Access Code: 4862976

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates; (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services; (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices; (4) events having an adverse impact on assets, customers, or regions where we have a large investment; (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives; (6) financial and operational risks associated with long-term railcar purchase commitments; (7) reduced opportunities to generate asset remarketing income; (8) changes in railroad efficiency that could decrease demand for railcars; (9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates; (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees; (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids; (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (14) asset impairment charges we may be required to recognize; (15) competitive factors in our primary markets; (16) risks related to international operations and expansion into new geographic markets; (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation; (18) changes in or failure to comply with laws, rules, and regulations; (19) inability to obtain cost-effective insurance; (20) environmental remediation costs; (21) inadequate allowances to cover credit losses in our portfolio; and (22) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our Form 10-K for the year ended December 31, 2015, and our subsequently filed Form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(1/19/17)

--Tabular Follow--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31

	2016	2015	2016	2015
Revenues
Lease revenue	$279.6	$285.0	$1,127.1	$1,130.1
Marine operating revenue	59.6	67.2	199.3	235.0
Other revenue	22.9	26.5	91.9	84.8
Total Revenues	362.1	378.7	1,418.3	1,449.9
Expenses
Maintenance expense	87.7	83.7	332.3	326.1
Marine operating expense	40.6	41.2	129.5	155.9
Depreciation expense	76.2	72.6	297.2	290.5
Operating lease expense	19.0	21.8	73.5	87.2
Other operating expense	10.1	15.0	43.8	38.4
Selling, general and administrative expense	46.9	57.7	174.7	192.4
Total Expenses	280.5	292.0	1,051.0	1,090.5
Other Income (Expense)
Net (loss) gain on asset dispositions	(24.8)	29.7	98.0	79.2
Interest expense, net	(38.2)	(38.0)	(148.1)	(155.1)
Other expense	(8.9)	(4.5)	(11.8)	(13.2)
Income before Income Taxes and Share of Affiliates’ Earnings	9.7	73.9	305.4	270.3
Income Taxes	2.9	(42.8)	(95.7)	(110.9)
Share of Affiliates’ Earnings (net of tax)	18.3	27.1	47.4	45.9
Net Income	$30.9	$58.2	$257.1	$205.3

Share Data
Basic earnings per share	$0.78	$1.38	$6.35	$4.76
Average number of common shares	39.7	42.0	40.5	43.1
Diluted earnings per share	$0.77	$1.37	$6.29	$4.69
Average number of common shares and common share equivalents	40.2	42.5	40.9	43.8
Dividends declared per common share	$0.40	$0.38	$1.60	$1.52

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2016	2015
Assets
Cash and Cash Equivalents	$307.5	$202.4
Restricted Cash	3.6	17.3
Receivables
Rent and other receivables	85.9	69.4
Loans	6.2	8.8
Finance leases	147.7	167.6
Less: allowance for losses	(6.1)	(10.3)
	233.7	235.5

Operating Assets and Facilities	8,446.4	8,204.0
Less: allowance for depreciation	(2,641.7)	(2,505.6)
	5,804.7	5,698.4

Investments in Affiliated Companies	387.0	348.5
Goodwill	78.0	79.7
Other Assets	290.9	312.4
Total Assets	$7,105.4	$6,894.2
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$174.8	$170.9
Debt
Commercial paper and borrowings under bank credit facilities	3.8	7.4
Recourse	4,253.2	4,171.5
Nonrecourse	—	6.9
Capital lease obligations	14.9	18.4
	4,271.9	4,204.2

Deferred Income Taxes	1,089.4	1,018.3
Other Liabilities	222.1	220.6
Total Liabilities	5,758.2	5,614.0
Total Shareholders’ Equity	1,347.2	1,280.2
Total Liabilities and Shareholders’ Equity	$7,105.4	$6,894.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$232.1	$45.2	$1.1	$1.2	$—	$279.6
Marine operating revenue	—	—	47.7	11.9	—	59.6
Other revenue	19.9	2.2	—	0.8	—	22.9
Total Revenues	252.0	47.4	48.8	13.9	—	362.1
Expenses
Maintenance expense	70.3	11.1	6.3	—	—	87.7
Marine operating expense	—	—	32.7	7.9	—	40.6
Depreciation expense	58.8	11.3	4.3	1.8	—	76.2
Operating lease expense	17.0	—	2.0	—	—	19.0
Other operating expense	9.1	1.5	—	(0.5)	—	10.1
Total Expenses	155.2	23.9	45.3	9.2	—	233.6
Other Income (Expense)
Net loss on asset dispositions	(19.8)	(0.4)	—	(4.6)	—	(24.8)
Interest expense, net	(28.9)	(7.8)	(1.2)	(2.2)	1.9	(38.2)
Other income (expense)	0.2	(1.2)	(5.1)	—	(2.8)	(8.9)
Share of affiliates’ earnings (pretax)	0.2	—	—	19.8	—	20.0
Segment Profit (Loss)	$48.5	$14.1	$(2.8)	$17.7	$(0.9)	$76.6
Selling, general and administrative expense						46.9
Income taxes (includes $1.7 net expense related to affiliates’ earnings)						(1.2)
Net Income						$30.9
Selected Data:
Investment Volume	$128.9	$23.9	$—	$25.0	$0.3	$178.1
Net Loss on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$13.0	$—	$—	$—	$—	$13.0
Residual sharing income	0.1	—	—	0.3	—	0.4
Non-remarketing disposition (losses) gains (1)	(1.7)	0.2	—	—	—	(1.5)
Asset impairment	(31.2)	(0.6)	—	(4.9)	—	(36.7)
Total Net Loss on Asset Dispositions	$(19.8)	$(0.4)	$—	$(4.6)	$—	$(24.8)

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$236.6	$44.3	$1.0	$3.1	$—	$285.0
Marine operating revenue	—	—	46.4	20.8	—	67.2
Other revenue	24.1	2.2	—	0.2	—	26.5
Total Revenues	260.7	46.5	47.4	24.1	—	378.7
Expenses
Maintenance expense	64.5	11.4	7.8	—	—	83.7
Marine operating expense	—	—	29.5	11.7	—	41.2
Depreciation expense	55.0	11.1	4.7	1.8	—	72.6
Operating lease expense	20.2	—	1.7	—	(0.1)	21.8
Other operating expense	8.1	1.6	—	5.3	—	15.0
Total Expenses	147.8	24.1	43.7	18.8	(0.1)	234.3
Other Income (Expense)
Net gain (loss) on asset dispositions	12.8	0.3	(0.1)	16.7	—	29.7
Interest expense, net	(26.0)	(5.9)	(1.3)	(4.5)	(0.3)	(38.0)
Other (expense) income	(1.0)	(3.0)	(0.6)	—	0.1	(4.5)
Share of affiliates’ earnings (pretax)	0.1	(0.1)	—	23.4	—	23.4
Segment Profit (Loss)	$98.8	$13.7	$1.7	$40.9	$(0.1)	$155.0
Selling, general and administrative expense						57.7
Income taxes (includes $3.7 net benefits related to affiliates’ earnings)						39.1
Net Income						$58.2
Selected Data:
Investment Volume	$161.7	$37.9	$—	$16.2	$0.6	$216.4
Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$15.5	$—	$—	$14.4	$—	$29.9
Residual sharing income	0.1	—	—	2.3	—	2.4
Non-remarketing disposition (losses) gains (1)	(0.3)	0.5	(0.1)	—	—	0.1
Asset impairment	(2.5)	(0.2)	—	—	—	(2.7)
Total Net Gain (Loss) on Asset Dispositions	$12.8	$0.3	$(0.1)	$16.7	$—	$29.7

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$935.1	$182.0	$4.2	$5.8	$—	$1,127.1
Marine operating revenue	—	—	150.0	49.3	—	199.3
Other revenue	83.4	7.0	—	1.5	—	91.9
Total Revenues	1,018.5	189.0	154.2	56.6	—	1,418.3
Expenses
Maintenance expense	266.5	47.2	18.6	—	—	332.3
Marine operating expense	—	—	96.7	32.8	—	129.5
Depreciation expense	231.8	45.5	12.9	7.0	—	297.2
Operating lease expense	67.6	—	6.0	—	(0.1)	73.5
Other operating expense	34.1	5.3	—	4.4	—	43.8
Total Expenses	600.0	98.0	134.2	44.2	(0.1)	876.3
Other Income (Expense)
Net gain on asset dispositions	16.6	1.1	—	80.3	—	98.0
Interest (expense) income, net	(110.1)	(29.7)	(4.5)	(8.6)	4.8	(148.1)
Other (expense) income	(3.6)	0.8	(5.4)	—	(3.6)	(11.8)
Share of affiliates’ earnings (pretax)	0.5	(0.2)	—	52.8	—	53.1
Segment Profit	$321.9	$63.0	$10.1	$136.9	$1.3	$533.2
Selling, general and administrative expense						174.7
Income taxes (includes $5.7 related to affiliates’ earnings)						101.4
Net Income						$257.1
Selected Data:
Investment Volume	$495.6	$87.1	$9.1	$25.0	$3.9	$620.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$45.5	$—	$—	$4.2	$—	$49.7
Residual sharing income	0.8	—	—	82.8	—	83.6
Non-remarketing disposition gains (1)	1.5	1.7	—	—	—	3.2
Asset impairment	(31.2)	(0.6)	—	(6.7)	—	(38.5)
Total Net Gain on Asset Dispositions	$16.6	$1.1	$—	$80.3	$—	$98.0

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$930.9	$172.9	$4.1	$22.2	$—	$1,130.1
Marine operating revenue	—	—	166.1	68.9	—	235.0
Other revenue	75.9	7.5	—	1.4	—	84.8
Total Revenues	1,006.8	180.4	170.2	92.5	—	1,449.9
Expenses
Maintenance expense	264.2	39.6	22.3	—	—	326.1
Marine operating expense	—	—	107.2	48.7	—	155.9
Depreciation expense	215.1	43.7	14.3	17.4	—	290.5
Operating lease expense	82.2	—	5.2	—	(0.2)	87.2
Other operating expense	26.2	5.1	—	7.1	—	38.4
Total Expenses	587.7	88.4	149.0	73.2	(0.2)	898.1
Other Income (Expense)
Net gain (loss) on asset dispositions	67.2	6.8	(0.1)	5.3	—	79.2
Interest expense, net	(102.1)	(22.4)	(5.3)	(20.0)	(5.3)	(155.1)
Other expense	(5.2)	(6.0)	(0.7)	—	(1.3)	(13.2)
Share of affiliates’ earnings (pretax) (1)	0.5	(0.3)	—	45.2	—	45.4
Segment Profit (Loss)	$379.5	$70.1	$15.1	$49.8	$(6.4)	$508.1
Selling, general and administrative expense						192.4
Income taxes (includes $0.5 net benefits related to affiliates’ earnings)						110.4
Net Income						$205.3
Selected Data:
Investment Volume	$524.5	$148.0	$20.3	$18.4	$3.5	$714.7
Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$66.6	$—	$—	$23.7	$—	$90.3
Residual sharing income	0.8	—	—	12.6	—	13.4
Non-remarketing disposition gains (2)	2.3	7.2	(0.1)	—	—	9.4
Asset impairment	(2.5)	(0.4)	—	(31.0)	—	(33.9)
Total Net Gain (Loss) on Asset Dispositions	$67.2	$6.8	$(0.1)	$5.3	$—	$79.2

(1) Includes a $19.0 million impairment loss in the Portfolio Management segment.
(2) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015
Net income (GAAP)	$30.9	$58.2	$257.1	$205.3

Adjustments attributable to consolidated income, pretax:
Railcar impairment at Rail North America	29.8	—	29.8	—
Net loss (gain) on wholly owned Portfolio Management marine investments	4.9	(14.3)	2.5	9.2
Residual sharing settlement fee at Portfolio Management	—	—	(49.1)	—
Early retirement program	—	9.0	—	9.0
Total adjustments attributable to consolidated income, pretax	$34.7	$(5.3)	$(16.8)	$18.2
Income taxes, thereon based on applicable effective tax rate	$(12.5)	$1.9	$7.2	$(6.9)
Other income tax adjustments attributable to consolidated income:
Foreign tax credit utilization	(7.1)	—	(7.1)	—
Income tax rate change	—	14.1	—	14.1
Total other income tax adjustments attributable to consolidated income	$(7.1)	$14.1	$(7.1)	$14.1
Adjustments attributable to affiliates' earnings, net of taxes:
Net (gain) loss on Portfolio Management affiliate	—	—	(0.6)	$11.9
Income tax rate change	—	(7.7)	(3.9)	(7.7)
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$(7.7)	$(4.5)	$4.2

Net income, excluding tax adjustments and other items (non-GAAP)	$46.0	$61.2	$235.9	$234.9

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015
Diluted earnings per share (GAAP)	$0.77	$1.37	$6.29	$4.69
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.14	$1.44	$5.77	$5.37

Impact of Tax Adjustments and Other Items on Return on Equity*

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015
Return on Equity (GAAP)	2.3%	4.6%	19.6%	15.8%
Return on Equity, excluding tax adjustments and other items (non-GAAP)	3.4%	4.8%	18.0%	18.1%

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,082.4	$5,173.3	$5,235.7	$5,243.0	$5,216.5
Rail International	1,089.2	1,150.9	1,127.2	1,153.0	1,084.8
ASC	291.4	285.5	301.9	289.6	281.3
Portfolio Management	626.9	597.3	608.3	595.0	589.9
Other	80.1	75.9	77.0	75.9	80.9
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,170.0	$7,282.9	$7,350.1	$7,356.5	$7,253.4
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(202.4)	$(216.2)	$(177.6)	$(211.5)	$(307.5)
Commercial paper and bank credit facilities	7.4	17.9	28.5	5.1	3.8
Recourse debt	4,171.5	4,304.3	4,298.8	4,204.4	4,253.2
Non-recourse debt	6.9	4.7	2.3	—	—
Capital lease obligations	18.4	16.9	16.6	15.1	14.9
Total debt, net of unrestricted cash (GAAP)	4,001.8	4,127.6	4,168.6	4,013.1	3,964.4
Off-balance sheet recourse debt	495.5	454.4	449.0	483.1	459.1
Total debt, net of unrestricted cash, as adjusted (non-GAAP)	$4,497.3	$4,582.0	$4,617.6	$4,496.2	$4,423.5
Total Recourse Debt (1)	$4,490.4	$4,577.3	$4,615.3	$4,496.2	$4,423.5
Shareholders’ Equity	$1,280.2	$1,305.3	$1,308.5	$1,371.5	$1,347.2
Recourse Leverage (2)	3.5	3.5	3.5	3.3	3.3
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets (GAAP) to Total Assets, as adjusted, Excluding Cash (non-GAAP)*
Total Assets	$6,894.2	$7,062.0	$7,090.6	$7,089.3	$7,105.4
Less: cash	(219.7)	(233.5)	(189.5)	(215.9)	(311.1)
Total Assets, excluding cash (GAAP)	6,674.5	6,828.5	6,901.1	6,873.4	6,794.3
Add off-balance sheet assets:
Rail North America	488.7	447.3	443.3	478.9	456.5
ASC	6.8	7.1	5.7	4.2	2.6
Total off-balance sheet assets	495.5	454.4	449.0	483.1	459.1
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,170.0	$7,282.9	$7,350.1	$7,356.5	$7,253.4

(*) We disclose total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. Reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	20.5%	6.4%	(25.4)%	(21.4)%	(36.2)%
Average renewal term (months)	43	34	34	29	29
Fleet Rollforward (2)
Beginning balance	106,392	106,146	105,422	105,368	104,874
Cars added	1,306	811	857	764	1,087
Cars scrapped	(441)	(743)	(567)	(590)	(579)
Cars sold	(1,111)	(792)	(344)	(668)	(860)
Ending balance	106,146	105,422	105,368	104,874	104,522
Utilization	99.1%	98.9%	98.1%	99.0%	98.9%
Average active railcars	105,294	104,505	103,824	103,479	103,702
Boxcar Fleet
Ending balance	18,429	18,338	18,209	18,089	17,706
Utilization	97.7%	97.1%	97.1%	94.7%	93.8%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	22,745	22,923	22,859	23,088	22,966
Cars added	459	191	323	78	287
Cars scrapped/sold	(281)	(255)	(94)	(200)	(131)
Ending balance	22,923	22,859	23,088	22,966	23,122
Utilization	95.8%	95.1%	94.8%	95.0%	95.6%
Average active railcars	21,861	21,854	21,747	21,830	22,002
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	75.4%	74.8%	75.4%	75.3%	75.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(6.1)%	(13.8)%	(12.3)%	(10.5)%	(8.2)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.4%	3.2%	2.4%	1.7%	1.5%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(9.7)%	(20.9)%	(21.7)%	(22.2)%	(21.4)%
Production Backlog at Railcar Manufacturers (5)	111,019	95,038	89,155	77,640	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	7.0	0.6	8.9	8.7	7.2
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.